SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2001

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No. 1-9973

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3352497 (I.R.S. Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois (Address of Principal Executive Offices)	60120 (Zip Code)

Registrant's Telephone No., including Area Code	(847) 741-3300

The undersigned registrant hereby amends its Current Report on Form 8-K dated December 21, 2001 and filed on January 7, 2002 in its entirety as follows:

Item 2. Acquisition or Disposition of Assets

On December 21, 2001 (the “Closing Date”), The Middleby Corporation (“Middleby”) completed the acquisition of substantially all of the assets of the Blodgett commercial cooking products business (the “Acquisition”) of Maytag Corporation, a Delaware corporation (“Maytag”). Blodgett manufactures products under the Blodgett, Pitco Frialator, Magikitch’n and Blodgett Combi brands. The Acquisition was effected in accordance with the terms of a Stock Purchase Agreement by and between Middleby and Maytag, dated as of August 30, 2001, as amended by Amendment No. 1, dated December 21, 2001 (the “Purchase Agreement”).

As consideration for the Acquisition, Middleby delivered to Maytag: (i) $74,000,000 in cash; and (ii) $21,000,000 in subordinated notes. The amount of consideration was determined by arms-length negotiation, and there was no material relationship between Maytag and Middleby or any of its affiliates, any of its directors or officers, or any associate of any such director or officer.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference as Exhibit 2.1, and the Amendment thereto, which was filed as Exhibit 2.2 to the original Form 8-K.

Financing for the Acquisition included a $68 million senior bank facility led by Bank of America (filed as Exhibit 4.3 to the original Form 8-K) and secured by substantially all of the assets of Middleby and its direct and indirect subsidiaries, including the Blodgett companies acquired in the Acquisition. Additional financing included $25 million of senior subordinated note financing from American Capital Strategies (Exhibit 4.8 filed herewith) as well as $21 million in subordinated notes due to Maytag (filed as Exhibits 4.1 and 4.2 to the original Form 8-K). The senior bank facility loan amortizes over four years at an interest rate that initially starts at an average spread of approximately 3.3% over the floating Eurodollar interest rate. That spread may decrease over time based upon certain prescribed leverage performance ratios. See Exhibit 4.3 to the original Form 8-K for more details.

The $25 million of senior subordinated note financing is scheduled to be repaid in 4.75 years and carries a fixed interest rate of 13.5% cash interest and 2% interest payable in additional notes. In addition, these notes will require the issuance of warrant rights to the noteholder to purchase Middleby common stock at $4.67 per share. The aggregate of the warrants to be issued equal up to a maximum of 8.25% of the outstanding common stock of Middleby as of the Closing Date.

The number of warrants that may be exercised may be decreased based upon certain prescribed rates of return earned by the noteholder on this financing transaction. See Exhibits 4.9 and 4.10 filed herewith for more details.

The $21 million of subordinated notes due to Maytag are scheduled to be repaid in five years and carry fixed interest rates of 12% to 13.5%. The Acquisition purchase price and the associated amount of subordinated notes due to Maytag may be adjusted after the Closing Date based upon the change in adjusted working capital of the acquired assets. See Exhibits 2.1, 2.2, 4.1 and 4.2 to the original Form 8-K for more details.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of business acquired.

Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than March 8, 2002.

(b)	Pro forma financial information.

Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than March 8, 2002.

(c)	Exhibits.

2.1	Stock Purchase Agreement, dated August 30, 2001, between The Middleby Corporation and Maytag Corporation, incorporated by reference to Middleby’s Form 10-Q Exhibit 2.1, for the fiscal period ended September 29, 2001, filed on November 13, 2001.

2.2 *	Amendment No. 1 to Stock Purchase Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

4.1 *	Subordinated Promissory Note Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

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4.2 *	Subordinated Promissory Note Agreement, dated December 21, 2001, between The Middleby Corporation and Maytag Corporation.

4.3 *	Credit Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc., Fleet National Bank and Bank of America.

4.4 *	Deed of Charge and Memorandum of Deposit, dated December 21, 2001, between G.S. Blodgett Corporation and Bank of America.

4.5 *	Subsidiary Guaranty, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and Bank of America.

4.6 *	Security Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and its subsidiaries and Bank of America.

4.7 *	U.S. Pledge Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and its subsidiaries and Bank of America.

4.8	Note and Equity Purchase Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

4.9	Warrant Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

4.10	Conditional Warrant Agreement, dated December 21, 2001, between The Middleby Corporation, Middleby Marshall Inc. and American Capital Financial Services, Inc.

*	Previously filed with the company’s original Form 8-K report dated December 21, 2001 and filed on January 7, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date January 31, 2002	THE MIDDLEBY CORPORATION (Registrant) By: /s/ David B. Baker —————————————— David B. Baker Vice President, Chief Financial Officer and Secretary

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